EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-101969) of Anthem, Inc. of our report dated January 27, 2004 relating to the financial statements of WellPoint Health Networks Inc., which appear in the Current Report on Form 8-K of Anthem, Inc. dated August 25, 2004. We also consent to the reference to us under the heading “Selected Consolidated Historical Financial Data of WellPoint” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California

August 25, 2004